Exhibit 10.3.1
FIRST AMENDMENT OF LEASE
     THIS FIRST AMENDMENT OF LEASE, dated as of the 22nd day of February 2010 (this “Agreement”), made by and between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation, having its office at 75 Varick Street, 2nd Floor, New York, New York 10013 (“Landlord”), and WATERFRONT MEDIA INC., a Delaware corporation, having an address at 45 Main Street, Brooklyn, New York 11201 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant entered into a lease dated as of August 26, 2009 (the “Lease”), for certain premises on the 16th floor (the “Original Premises”) of the building known as 345 Hudson Street, New York, New York (the “Building”) for a term expiring on October 31, 2018; and
     WHEREAS, Landlord and Tenant desire to amend the Lease to add certain additional premises to the “Premises” (as such term is defined in the Lease); and otherwise amend the provisions of the Lease, all on the terms and conditions contained in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:
     1. Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. Additional Premises.
          (a) A portion of the sixteenth (16th) floor of the Building, substantially as shown hatched on the plan annexed hereto as Schedule A (the “Additional Premises”), is hereby added to and shall be considered a part of the Premises demised under the Lease, commencing on the date on which Landlord shall tender delivery of the Additional Premises to Tenant in vacant and broom-clean condition (the “Additional Premises Commencement Date”). The lease of the Additional Premises shall expire on October 31, 2018.
          (b) Tenant shall lease the Additional Premises in its “as is” condition as of the date of this Agreement, reasonable wear and between the date hereof and the Additional Premises Commencement Date excepted, it being understood that Landlord shall not be obligated to perform any work to prepare the Additional Premises liar Tenant’s occupancy. Article 38 of the Lease and references to Landlord’s Work shall be inapplicable to the Additional Premises. Notwithstanding the foregoing, promptly after the Additional Premises Commencement Date (and without affecting the occurrence of such date), Landlord shall abate any asbestos-containing materials in the Additional Premises and shall deliver to Tenant a Form ACP-5 certificate for the Premises. Tenant shall afford Landlord access to the Additional

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Premises to perform such work. The foregoing shall not be deemed to modify the last sentence of Section 9.6 of the Lease with respect to the Original Premises.
     3. Additional Premises Improvement Allowance. In consideration of Tenant’s acceptance of the Additional Premises in its “as is” condition, Tenant shall be entitled to an allowance of up to, but not in excess of, $243,135 (the “Additional Premises Improvement Allowance”), which shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.5 of the Lease, provided that all references therein to (i) the “Premises” shall be deemed to refer to the “Additional Premises” and (ii) the “Tenant Improvement Allowance” shall be deemed to refer to the “Additional Premises Improvement Allowance”. Notwithstanding the provisions of Section 6.5(C) of the Lease, if Tenant has not submitted a request for payment of the Additional Premises Improvement Allowance within 24 months of the Additional Premises Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such unused amounts.
     4. Fixed Rent and Percentage Escalation. (a) From and after the Additional Premises Commencement Date, Tenant shall pay Fixed Rent and the Operating Expense Payment for the Additional Premises in accordance with Schedule B annexed to this Agreement.
          (b) Provided that no Event of Default has occurred and is continuing under the Lease (as amended by this Agreement), Tenant shall be entitled to a credit against Fixed Rent payable for the Additional Premises for the first four months of the Term of the Lease for the Additional Premises, and for the month of August 2011, each such monthly credit equal to $14,633.13 per month.
     5. Tax Escalation Rent. From and after January 1, 2011, Tenant shall pay Tenant’s Share of any increases in Taxes attributable to the Additional Premises in accordance with Article 3 of the Lease, except that for the purposes of determining Tenant’s Tax Payment applicable to the Additional Premises:
          (a) The term “Base Tax Factor” with respect to the Additional Premises shall mean the Taxes payable for the calendar year 2010; and
          (b) The term “Tenant’s Share” with respect to the Additional Premises shall mean .58%.
     6. Electric Current. From and after the Additional Premises Commencement Date, Tenant shall pay for electric current supplied to the Additional Premises pursuant to the provisions of Article 4 of the Lease. To the extent a submeter does not exist and is required to measure Tenant’s consumption of electricity in the Additional Premises, Landlord shall install such submeter at its expense. To the extent that Tenant exercise its Expansion Option under the Lease or otherwise leases the balance of the 16th floor of the Building. Landlord, at its expense, shall install a submeter to measure the electricity required to operate the Building HVAC System exclusively serving the 16th floor and Tenant shall pay for such electricity in accordance with Article 4 of the Lease.
     7. Security Deposit. Simultaneously with the execution and delivery of this Agreement, Tenant shall deposit with Landlord a Security Deposit in the amount of $117,065

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meeting the requirements of Article 35 of the Lease. Landlord shall hold and disburse such Security Deposit in accordance with Article 35 of the Lease.
     8. Broker. Landlord and Tenant each represents and warrants that it has had no dealings or communications with any broker or agent in connection with this Agreement, other than Cushman & Wakefield, Inc. (the “Broker”). Landlord and Tenant covenant and agree to pay, hold harmless and indemnify the other party from and against any and all claims or other liability for any compensation, commissions or charges claimed by any broker or agent (other than the Broker with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Agreement and for any and all costs incurred by the indemnitee in connection with such claims, including without limitation, attorneys’ fees and disbursements. Landlord shall pay Broker its commission pursuant to separate agreement. The provisions of this Section 8 shall survive the expiration or sooner termination of this Agreement.
     9. Freight Elevator. Provided Tenant has scheduled such use with Landlord, Tenant may use a freight elevator during Overtime Periods for Tenant’s initial move into the Additional Premises, and Landlord will waive the first $4,000 in such freight elevator charges.
     10. Ratification. Except as modified by this Agreement, all of the terms, covenants and conditions of the Lease shall apply to the Additional Premises and shall remain in full force and effect.
     11. Signatures. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant.
     12. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.
     13. Counterparts. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one original instrument.
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     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

LANDLORD: THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK
By:	/s/ Jason Pizer
Jason Pizer
Director of Commercial Real Estate Leasing

By:	/s/ Carl Weisbrod
Carl Weisbrod
Executive Vice President

By:	/s/ Stacy Brandom
Stacy Brandom
Chief Financial Officer

TENANT: WATERFRONT MEDIA INC.
By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Executive Vice President and General Counsel

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SCHEDULE A
Additional Premises

SCHEDULE B
FIXED RENT AND OPERATING EXPENSE PAYMENT

Lease Year	Fixed Rent	Operating Escalation	Escalated Rent

1	$175,598	—	$175,987
2	$175,598	$4,390	$179,988
3	$175,598	$8,890	$184,488
4	$179,650	$13,502	$193,152
5	$191,807	$18,331	$210,138
6	$195,859	$23,584	$219,443
7	$208,016	$29,070	$237,086
8	$208,016	$34,997	$243,013
9	$208,016	$41,073	$249,089
     The first Lease Year commences on the Additional Premises Commencement Date and ends January 31, 2011.

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